UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2018 (September 27, 2018)

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1026,

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code  +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On August 7, 2018, My Size, Inc. (the “Company”) filed a complaint (the “Complaint”) in the Supreme Court of the State of New York, County of New York against North Empire LLC (“North Empire”). The Complaint alleges that on December 15, 2015, the Company and North Empire entered into a securities purchase agreement (the “December SPA”) pursuant to which North Empire agreed to loan the Company $1,450,000 as evidenced by a convertible note (the “December Note” and together with the December SPA, the “December Transaction Documents”). The Company further alleges that although it registered for resale all of the shares of the Company’s common stock issuable to North Empire upon conversion of the December Note, to date, North Empire has paid the Company only $834,000 of the $1,450,000 purchase price payable, leaving a balance of $616,000 currently due and payable. Accordingly, the Company seeks payment of the $616,000 balance of the purchase price due under the December Transaction Documents.

On September 27, 2018, North Empire filed an answer, affirmative defenses and counterclaims (collectively, the “Answer”) in response to the Complaint. The Answer alleges that in addition to the December Transaction Documents, on March 10, 2015, the Company and North Empire entered into a securities purchase agreement (the “March SPA”) pursuant to which North Empire agreed to loan the Company $1,000,000 as evidenced by a convertible note (the “March Note” and together with the December Note, the “Notes”). The Answer further alleges that, per the terms of the Notes, the Notes were to have automatically converted into shares of the Company’s common stock at such time that the Company’s securities became listed for trading on a U.S. national securities exchange, and that the Company delayed in issuing and delivering the shares of common stock to North Empire, which delay resulted in damages to North Empire.

In addition, on September 27, 2018, North Empire filed a summons and third-party complaint (the “Third Party Complaint”) in the Supreme Court of the State of New York, County of New York against Ronen Luzon, the Chief Executive Officer of the Company, and Eli Walles, Chairman of the board of directors of the Company (collectively, the “Defendants”), in their individual capacities, alleging that such persons improperly delayed and failed to deliver the shares of common stock to North Empire resulting in North Empire’s inability to timely sell shares of the Company’s common stock, which delay resulted in damages to North Empire.

North Empire, through the Answer and Third Party Complaint, is seeking damages against the Company, as well as against the Defendants in their individual capacities, in an amount of no less than $10,958,589 (plus pre- and post-judgement interests, fees, including attorneys’ fees and costs).  The Company intends to continue to vigorously pursue the Complaint against North Empire, and to defend against the counterclaims raised by North Empire, all of which counterclaims it believes are without merit. Further, the Defendants believe the third party claims made against them in their individual capacities are without merit and intend to vigorously defend against such claims and assert all of their rights.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: October 3, 2018	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer

-2-